Exhibit 2(b)(i)

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CONFORMED COPY

Dated 24TH SEPTEMBER, 2003,

TRUST DEED

between

INTERCONTINENTAL HOTELS GROUP PLC
as Issuer

and

SIX CONTINENTS PLC
as Guarantor

and

HSBC TRUSTEE (C.I.) LIMITED
as Trustee

relating to

€1,000,000,000
Debt Issuance Programme

Arranged by

J.P. MORGAN SECURITIES LTD.

For InterContinental Hotels Group PLC and Six Continents PLC:

LINKLATERS
One Silk Street
London EC2Y 8HQ

For HSBC Trustee (C.I.) Limited

ALLEN & OVERY
One New Change
London EC4M 9QQ

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THIS TRUST DEED is made on 24th September, 2003 between

(1)	INTERCONTINENTAL HOTELS GROUP PLC (the Issuer) of 20 North Audley Street, London W1K 6WN;

(2)	SIX CONTINENTS PLC (the Guarantor) of 20 North Audley Street, London W 1 K 6WN; and

(3)	HSBC TRUSTEE (C.I.) LIMITED (the Trustee, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

WHEREAS

(A)
The Issuer proposes to issue from time to time debt securities in an aggregate principal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Programme Agreement (the Programme) and to be constituted under this Trust Deed.

(B)	The Guarantor has agreed to guarantee the said Notes and to enter into certain covenants set out in this Trust Deed.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS DEED WITNESSES AND IT IS DECLARED as follows

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions In this Trust Deed:

Agency Agreement means the amended and restated agency agreement relating to the Programme dated 24th September, 2003 between the Issuer, the Guarantor, the Trustee, HSBC Bank plc as initial Issuing and Paying Agent and the other Agents mentioned in it

Agents means the Issuing and Paying. Agent, the other Paying Agents, the Calculation Agent, the Registrar, the other Transfer Agents or any of them

Auditors means the auditors for the time being of the Issuer or, as the case may be, the Guarantor or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated or approved in writing by the Trustee for the purpose

Bearer Note means a Note that is in bearer form being substantially in the form set out in Schedule 4, and includes any replacement Bearer Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note

Calculation Agent means any person named as such in the Conditions or any Successor Calculation Agent

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Certificate means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule 5

Clearstream, Luxembourg means Clearstream Banking, sociéteé anonyme

Conditions means in respect of the Notes of each Series the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 6 as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in the applicable Pricing Supplement(s) relating to the Notes of that Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph of Schedule 6 and any reference to a particularly numbered Condition shall be construed accordingly

Contractual Currency means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 8 (Remuneration and Indemnification of the Trustee), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time

Coupons means the bearer coupons relating to interest bearing Bearer Notes or, as the context may require, a specific number of them being substantially in the form set out in Schedule 7 and includes any replacement Coupons issued pursuant to the Conditions

Definitive Note means a Bearer Note in definitive form having, where appropriate, Coupons, Receipt(s) and/or a Talon attached on issue and, unless the context requires otherwise, means a Certificate (other than a Global. Certificate) and includes any replacement Note or Certificate issued pursuant to the Conditions

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear System

Event of Default means an event described in Condition 10 that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders

Exchangeable Bearer Note means a Bearer Note that is exchangeable in accordance with its terms for a Registered Note

Extraordinary Resolution has the meaning set out in Schedule 10

Global Certificate means a Certificate substantially in the form set out in Schedule 3 representing Registered Notes of one or more Tranches of the same Series that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or any other clearing system

Global Note means a temporary Global Note and/or, as the context may require, a permanent Global Note holder in relation to a Note, Receipt, Coupon or Talon, and Couponholder, Receiptholder and Noteholder have the meanings given to them in the Conditions

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Issuing and Paying Agent means HSBC Bank plc or any Successor Issuing and Paying Agent in each case at its specified office

Moody’s means Moody’s Investors Service, Limited

Notes means the debt securities to be issued by the Issuer pursuant to the Programme Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or Series of them outstanding means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to Pay) and remain available for payment against presentation and surrender of Notes, Certificates, Receipts and/or Coupons, as the case may be, (c) those that have become void or in respect of which claims have become prescribed, (d) those that have been purchased and are required to be surrendered for cancellation as provided in the Conditions, (e) those mutilated or defaced Bearer Notes that have been surrendered and cancelled in exchange for replacement Bearer Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (g) those Exchangeable Bearer Notes that have been exchanged for Registered Notes, and (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Condition 10, 11 and Schedule 10 (Provisions for Meetings of Noteholders), (3) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Trustee as to whether an Event of Default or a Potential Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries and not yet cancelled shall (unless no longer so held) be deemed not to remain outstanding

Paying Agents means the persons (including the Issuing and Paying. Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices permanent Global Note means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Schedule 2 (or in such other form as may be agreed between the Issuer, the Agent and the Relevant Dealer(s))

Potential Event of Default means an event or circumstance that would with the giving of notice, expiry of any applicable grace period or appropriate period of time and/or fulfilment of any other requirement provided for in Condition 10 become an Event of Default

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Pricing Supplement means, in relation to a Tranche, a pricing supplement, supplemental to the offering circular relating to the Programme, issued specifying the relevant issue details of such Tranche, substantially in the form contained in Schedule B to the Procedures Memorandum

Procedures Memorandum means the memorandum detailing the administrative procedures and guidelines relating to the settlement of issues of Notes (other than Syndicated Issues)

Programme Agreement means the amended and restated Programme Agreement relating to the Programme dated 24th September, 2003 between the Issuer, the Guarantor, J.P. Morgan Securities Ltd. and the other dealers named in it

Programme Limit means the maximum aggregate principal amount of Notes that may be issued and. outstanding at any time under the Programme, as such limit may be increased pursuant to the Programme Agreement

Receipts means the receipts for the payment of instalments of principal in respect of Bearer Notes of which the principal is repayable in instalments or, as the context may require, a specific number of them substantially in the form set out in Schedule 9 and includes any replacement Receipts issued pursuant to the Conditions

Redemption Amount has the meaning given to it in the Conditions

Register means the register maintained by the Registrar

Registered Note means a Note in registered form

Registrar means the person named as such in the Conditions or any Successor Registrar in each case at its specified office

Relevant Dealer has the meaning given to that term in the Programme Agreement

Series means a series of Notes comprising one or more Tranches issued by the Issuer, whether or not issued on the same. date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number specified office means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to Clause 7.10 (Change in Agents)

Standard & Poor’s means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc.

Subsidiary means any subsidiary of the Issuer or, as the case may be, the Guarantor within the meaning of sections 736 and 736A of the Companies Act 1985

Successor means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuer and the Guarantor as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 7.10 (Change in Agents)

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Successor in Business means in relation to the Issuer or, as the case may be, the Guarantor any company which, as the result of any amalgamation, merger or reconstruction, either:

(i)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Issuer or, as the case may be, the Guarantor immediately prior thereto; or

(ii)
carries on, as successor to the Issuer or, as the case may be, the Guarantor, the whole or substantially the whole of the business carried on by the Issuer or, as the case may be, the Guarantor immediately prior thereto;

Talons mean talons for further Coupons or, as the context may require, a specific number of them substantially in the form set out in Schedule 8 and includes any replacement Talons issued pursuant to the Conditions temporary Global Note means a Global Note representing Bearer Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Schedule 1 (or in such other form as may be agreed between the Issuer, the Agent and the Relevant Dealer(s))

Tranche means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical

Transfer Agents means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees and

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000.

1.2	Construction of Certain References References to:

(a)	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

(b)
an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

(c)	guarantees or to an obligation being guaranteed shall be deemed to include, respectively, references to indemnities or an indemnity being given in respect thereof;

(d)
words and expressions defined in the Agency Agreement, the Programme Agreement, the Conditions or used in the applicable Pricing Supplement shall have the same meaning where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and this Trust Deed this Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or this Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail; and

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(e)
listing and listed in relation to any Notes shall, in relation to the London Stock Exchange plc, be construed to mean that such Notes have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange plc’s market for listed securities.

1.3	Headings shall be ignored in construing this Trust Deed.

1.4
Contracts References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

1.5	Schedules The Schedules are part of this Trust Deed and have effect accordingly and terms defined there and not in the main body of this Trust Deed shall have the meaning given to them there.

1.6
Alternative Clearing System References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Trustee and the Issuing and Paying Agent.

1.7
Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

2	ISSUE OF NOTES AND COVENANT TO PAY

2.1
Issue of Notes The Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Programme Agreement. By not later than 3.00 p.m. (London time) on the third business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed issue date, the Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Pricing Supplement. Upon the issue by the Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.

2.2
Separate Series The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest After a Default) and of Clauses 3 (Form of the Notes) to 17 (Enforcement) and Schedule 10 (Provisions for Meetings of Noteholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Noteholders”, “Certificates”, “Receipts”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other.

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2.3
Covenant to Pay The Issuer shall on any date when any Notes become due to be redeemed, in whole or in part in accordance with the Conditions, unconditionally pay to or to the order of the Trustee in the Contractual Currency in the principal financial centre for the Contractual Currency (or, where the Contractual Currency is euro, in the jurisdiction in which the account specified by the Trustee is located) in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Notes outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest After a Default)) provided that (1) payment of any sum due in respect of the Notes made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions and (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 7.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. This covenant shall only have effect each time Notes are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Noteholders and Couponholders of the relevant Series.

2.4
Discharge Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Notes, Receipts or the Coupons by the Issuer or the Trustee may be made as provided in the Conditions (subject always to proviso (1) of Clause 2.3 (Covenant to Pay)) and any payment so made shall (subject to Clause 2.3) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.5	Payment after a Default At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

(a)
by notice in writing to the Issuer and the Guarantor, the Paying Agents, the Transfer Agents and the Calculation Agent, require the Paying Agents, the Transfer Agents and the Calculation Agent, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)
to act as Paying Agents, Transfer Agents and Calculation Agent of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents, the Transfer Agents and the Calculation Agent shall be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes, Certificates, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of Notes, Certificates, Receipts, Coupons and Talons to the order of the Trustee or

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(ii)
to deliver all Notes, Certificates, Receipts, Coupons and Talons and all moneys, documents and records held by them in respect of the Notes, Certificates, Receipts, Coupons and Talons to the Trustee or as the Trustee directs in such notice and

(b)
by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Issuing and Paying Agent.

2.6
Rate of Interest After a Default If the Notes bear interest at a floating or other variable rate and they become immediately due and repayable under the Conditions, the rate and/or amount of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so repayable.

3	FORM OF THE NOTES

3.1
The Global Notes The Notes of each Tranche shall initially be represented by a temporary Global Note, a permanent Global Note or one or more Certificates in the principal amount of the Tranche being issued. Interests in temporary Global Notes shall be exchangeable for Definitive Notes, Registered Notes or interests in permanent Global Notes as set out in each temporary Global Note. Interests in permanent Global Notes shall be exchangeable for Definitive Notes and/or Registered Notes as set out in each permanent Global Note.

3.2
The Definitive Notes The Definitive Notes, Receipts, Coupons and Talons shall be serially numbered and security printed and the Certificates shall be printed, in each case in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedules 4 to 9. The Notes and Certificates (other than Global Certificates) shall be endorsed with the Conditions.

3.3
Signature The Notes, Certificates, Receipts, Coupons and Talons shall be signed manually or in facsimile by a director of the Issuer, the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent and the Certificates shall be authenticated by or on behalf of the Registrar. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a director even if at the time of issue of any Notes, Certificates, Receipts, Coupons or Talons he no longer holds that office. Notes, Certificates, Receipts, Coupons and Talons so executed and authenticated shall be or, in the case of Certificates, represent binding and valid obligations of the Issuer.

3.4
Ownership of Notes etc. Except as ordered by a court of competent jurisdiction or as otherwise required by law, the Issuer, the Guarantor, the Trustee and the Agents (notwithstanding any notice to the contrary and whether or not any Note, Receipt or Coupon is overdue and notwithstanding any notation of ownership or writing on any Note, Receipt, Coupon or Talon or notice of any previous loss or theft thereof) (i) for the purpose of making payment thereon or on account thereof may deem and treat the bearer of any Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Note, Receipt, Coupon or Talon, and (ii) for all other purposes may deem and treat:–

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(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon, and

(b)
each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of any Global Note credited to his securities account (ignoring references in the records of any clearance system producing records for these purposes to any of Euroclear or Clearstream, Luxembourg as an accountholder therein)

as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in the records of Euroclear or Clearstream, Luxembourg, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg) or as to the identity of the bearer of any Definitive Note, Receipt, Coupon or Talon.

4	STAMP DUTIES AND TAXES

4.1
Stamp Duties     The Issuer, failing whom the Guarantor, shall pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in Belgium, Luxembourg, the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Certificates, Receipts, Coupons and Talons and the execution or delivery of this Trust Deed. The Issuer shall also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action properly taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the Issuer’s or the Guarantor’s obligations under this Trust Deed or the Notes, Certificates, Receipts, Coupons or Talons.

4.2
Change of Taxing Jurisdiction     If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Issuer or, as the case may be, the Guarantor shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Notes, Certificates, Receipts, Coupons and Talons shall be read accordingly.

5	GUARANTEE

5.1
The Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer, guarantees to the Trustee:

(1)
the due and punctual payment in accordance with the provisions of this Trust Deed of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by the Issuer under this Trust Deed; and

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(2)	the due and punctual performance and observance by the Issuer of each of the other provisions of this Trust Deed on the Issuer’s part to be performed or observed.

5.2
If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor under this Trust Deed and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note, Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

5.3
If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of this Trust Deed shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

5.4
The Guarantor hereby agrees that its obligations under this Clause shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under this Trust Deed, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of this Trust Deed have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 11.1 whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under this Trust Deed and this guarantee shall not be discharged nor shall the liability of the Guarantor under this Trust Deed be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

5.5
Without prejudice to the provisions of Clause 17 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

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5.6
The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to this Trust Deed or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under this Trust Deed, shall not be discharged except by complete performance of the obligations in this Trust Deed and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

5.7	If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(i)
in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(ii)	in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders’ the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with Clause 6

5.8	Until all amounts which may be or become payable by the Issuer under this Trust Deed have been irrevocably paid in full, the Trustee may:

(i)
refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same; and

(ii)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this guarantee, without liability to pay interest on those moneys.

6	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

6.1
Declaration of Trust     All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Issuer be held by the Trustee on trust to apply them (subject to Clause 6.2 (Accumulation)):

first, in payment of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed

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secondly, in payment of any amounts owing in respect of the Notes, Receipts or Coupons pari passu and rateably and thirdly, in payment of any balance to the Issuer for itself.

If the Trustee holds any moneys in respect of Notes, Receipts or Coupons that have become void or in respect of which claims have become prescribed, the Trustee shall hold them on these trusts.

6.2
Accumulation     If the amount of the moneys at any time available for payment in respect of the Notes under Clause 6.1 (Declaration of Trust) is less than 10 per cent of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the principal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 6.1 (Declaration of Trust).

6.3
Investment     Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit, provided that (i) all such investments shall, at the time of investment, be rated at least A by Standard & Poor’s and/or A2 by Moody’s (in the case of long-term investments of more than one year), at least Al by Standard & Poor’s and/or P-1 by Moody’s (in the case of short-term investments of one year or less) or (ii) in the case of a deposit at a bank or other financial institution, such bank or financial institution shall, at the time of investment, be rated at least Al by Standard & Poor’s and/or P-1 by Moody’s. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

7	COVENANTS

So long as any Note is outstanding, each of the Issuer and the Guarantor shall:

7.1
Books of Account     keep, and use reasonable endeavours to procure that its Subsidiaries keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary shall allow, the Trustee and anyone appointed by it to whom the Issuer, the Guarantor and/or the relevant subsidiary (as the case may be) has no reasonable objection, access to its books of account at all times during normal business hours.

7.2	Notice of Events of Default notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default.

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7.3	Information so far as permitted by applicable law, give the Trustee such information as it requires to perform its functions under this Trust Deed and the Notes.

7.4
Financial Statements etc. send to the Trustee within 14 days of the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued to the members or creditors (or any class of them) of the Issuer thereof generally in their capacity as such.

7.5
Certificate send to the Trustee, within 21 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee, a certificate of each the Issuer and the Guarantor signed by one of its directors stating that, having made all relevant enquiries, to the best of the knowledge, information and belief of the Issuer and the Guarantor as at a date (the Certification Date) not more than five days before the date of the certificate, no Event of Default or Potential Event of Default had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it.

7.6
Notices to Noteholders send to the Trustee prior to publication the form of each notice to be given to Noteholders and, once given, four copies of each such notice, such notice to be in a form approved in writing by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of Great Britain of any such notice which is a communication within the meaning of Section 21 of the FSMA).

7.7	Further Acts so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed.

7.8
Notice of Late Payment forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Notes, the Receipts or Coupons made after the due date for such payment.

7.9
Listing if the Notes are so listed, use all reasonable endeavours to maintain the listing of the Notes on the London Stock Exchange plc or any other or further stock exchange, but if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange approved in writing by the Trustee.

7.10
Change in Agents give at least 14 days’ prior notice in accordance with the Conditions to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee’s written approval.

7.11	Provision of Legal Opinions procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:

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(a)
from Allen & Overy or such other firm of legal advisers as may be agreed between the Issuer and the Trustee as to the law of England on each update of the Programme and on the date of any amendment to this Trust Deed;

(b)
from legal advisers, reasonably acceptable to the Trustee as to such law of such jurisdictions as may reasonably be requested by the Trustee, on the issue date for the Notes in the event of a proposed issue of Notes of such a nature and having such features as might lead the Trustee to conclude that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance affecting the Issuer, the Guarantor, the Trustee, the Notes, the Certificates, the Receipts, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and

(c)	on each occasion on which a legal opinion is given to any Dealer in relation to any Notes pursuant to the Programme Agreement from the legal adviser giving such opinion.

7.12
Notes Held by the Issuer etc. send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any one of its directors stating the number of Notes held at the date of such certificate by or on behalf of the Issuer, the Guarantor or their respective Subsidiaries.

7.13
Obligations of Agents comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee.

7.14
Accounts cause to be prepared and certified by its Auditors in respect of each financial year, accounts in such form as will comply with the requirements for the time being of the UK Listing Authority and any other relevant regulatory authority and/or Stock Exchange from time to time.

7.15
Programme Agreement not amend the Programme Agreement in any way which would affect the information available to the Trustee or the legal opinions to be provided thereunder without the prior consent of the Trustee (not to be unreasonably withheld) and provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Programme Agreement.

7.16
Procedures Memorandum use its best endeavours to comply with the procedures and administrative arrangements set out in the Procedures Memorandum and not agree to any amendment of the Procedures Memorandum which would (in the opinion of the Trustee) adversely affect the Trustee without the prior consent of the Trustee (not to be unreasonably withheld).

7.17
Consents take any action or do any thing (including obtain or effect any necessary consent, approval, authorisation, exemption, filing licence, order, recording or registration) at any time required to be taken or done (i) to enable the Issuer or, as the case may be, the Guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Programme Agreement, any Subscription Agreement, the Pricing Supplement, the Trust Deed, the Agency Agreement and the Notes and to issue and distribute the Notes, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Programme Agreement, any Subscription Agreement, any Pricing Supplement, the Trust Deed, the Agency Agreement and the Notes admissible in evidence in the courts of the United Kingdom.

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7.18
Monitoring deliver, register and furnish to any relevant agency, authority, central bank, court, department, government, minister, official, public or statutory corporation, selfregulating organisation or stock exchange from time to time such documents, information and undertakings as may be necessary from it to comply with all laws, regulations and directives which are relevant to any Notes.

8	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

8.1
Normal Remuneration So long as any Note is outstanding the Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note, Receipt or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.

8.2
Extra Remuneration If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 8.1 (Normal Remuneration)), as determined by a merchant bank or investment bank (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The reasonable expenses involved in such nomination and such bank’s fee shall be paid by the Issuer. The determination of such merchant bank shall be conclusive and binding on the Issuer, the Trustee, the Noteholders and the Couponholders.

8.3
Expenses The Issuer shall also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of this Trust Deed, the Notes, the Receipts, the Coupons or the Talons. Such costs, charges, liabilities and expenses shall:

(a)
in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at a rate equal to the Trustee’s cost of funds on the date on which the Trustee made such payments; and

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(b)	in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

8.4
Indemnity Subject to the provisions of Clause 10 (Trustee liable for negligence), the Issuer shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred by it in disputing or defending any of the foregoing) that any of them may incur or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

8.5	Continuing Effect Clauses 8.3 (Expenses) and 8.4 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.

8.6	Cost Allocation The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any costs, charges, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Notes of any two or more Series.

9	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACTS

9.1
Advice The Trustee may act on the opinion or advice of, or information obtained from, any relevant expert and shall not be responsible to anyone for any loss howsoever caused occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

9.2
Trustee to Assume Performance The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or a Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that each of the Issuer and the Guarantor is performing all its obligations under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons.

9.3
Resolutions of Noteholders The Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Noteholders or Couponholders.

9.4
Certificate Signed by Directors If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any one of the directors of the Issuer or by any one of the directors of the Guarantor as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

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9.5
Deposit of Documents The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof.

9.6
Discretion The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions under this Trust Deed and, save as otherwise provided in this Trust Deed, shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non-exercise.

9.7
Agents Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). Any such appointment shall be notified to the Issuer as soon as reasonably practicable. The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

9.8
Delegation Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate): all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate. The Trustee shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Issuer.

9.9
Forged Notes The Trustee shall not be liable to the Issuer, the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Certificate, Receipt, Coupon or Talon purporting to be such and later found to be forged or not authentic.

9.10
Confidentiality Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Trustee by the Issuer, the Guarantor or any other person.

9.11
Determinations Conclusive As between itself and the Noteholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed, any Notes, Receipts or Coupons. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders.

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9.12
Currency Conversion Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders. For the purpose of determining the rate of exchange for the required currency, the Trustee will, to the extent practicable in the circumstances, use such rates as are published or quoted by leading commercial banks.

9.13
Events of Default The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the Issuer, the Noteholders, the Couponholders and the Trustee.

9.14
Payment for and Delivery of Notes The Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

9.15
Legal Opinions The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

9.16
Notes Held by the Issuer etc. In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 7.12 (Notes Held by the Issuer etc.) that no Notes are for the time being held by or on behalf of any of the Issuer, the Guarantor or any of their respective Subsidiaries.

9.17	Programme Limit The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

9.18	Consent or Approval Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

9.19
Trustee not Responsible The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required) any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder.

9.20	Apportionment The Trustee may apportion amounts due to it under Clause 6.1 (Declaration of Trust) of this Trust Deed between Notes of different Series as it thinks fit.

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9.21
Merger of Trustee Subject to the requirements, if any, of any relevant Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

10	TRUSTEE LIABLE FOR NEGLIGENCE

Section 1 of the Trustee Act 2000 shall not apply to the duties of the trustee set out in this Trust Deed. However, if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of the Trust Deed conferring on it powers, duties, authorities and discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of any fraud, negligence, default, breach of duty or breach of trust of which it may be guilty.

11	WAIVER AND PROOF OF DEFAULT

11.1
Waiver The Trustee may, without the consent of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer, or the Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, shall be notified to the Noteholders as soon as practicable.

11.2
Proof of Default Proof that the Issuer or, as the case may be, the Guarantor has failed to pay a sum due to the holder of any one Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes, Receipts or Coupons that are then payable.

12	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Receipt, Coupon, Talon or other security (or any interest therein) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depository or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

13	MODIFICATION

The Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed, the Notes, the Coupons or the Pricing Supplement which is in its opinion of a formal, minor or technical nature or to correct a manifest error or to comply with a mandatory provision of the laws of England. The Trustee may also so agree to any modification to this Trust Deed that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 10 (Provisions for Meetings of Noteholders). Any such modification shall be binding upon the Noteholders and the Couponholders.

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14	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

14.1
Appointment The Issuer has the power to appoint new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by the Issuer to the Noteholders as soon as practicable.

14.2
Retirement and Removal Any Trustee may retire at any time on giving at least 3 months’ written notice to the Issuer without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer shall use all reasonable endeavours to procure that another trust corporation be appointed as Trustee.

14.3
Retirement of Trustee If a sole trustee or trust corporation has given notice of retirement or has received notice of removal in accordance with 14.2 (Retirement and Removal) and a successor trustee is not duly appointed by the sixtieth day from the date of such notice, such outgoing Trustee may itself appoint as its successor any reputable and experienced professional trust corporation. Immediately following such appointment, such outgoing trustee shall give notice of such appointment to the Issuer and the Guarantor (whereupon the Issuer shall as soon as practicable thereafter notify the Noteholders) whereupon the Issuer, the Guarantor and the successor Trustee will acquire and become subject to the same rights and obligations between themselves as if they entered into a trust deed in the form mutatis mutandis of this Trust Deed.

14.4	Co-Trustee The Trustee may, despite Clause 14.1 (Appointment), by written notice to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)	if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders

(b)	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed or

(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer shall forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

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14.5	Competence of a Majority of Trustees If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

15	NOTES HELD IN CLEARING SYSTEMS AND COUPONHOLDERS

15.1
Notes Held in Clearing Systems     So long as any Global Note is, or any Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

15.1
Couponholders     No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee shall assume that the holder of each Note is the holder of all Receipts, Coupons and Talons relating to it.

16	CURRENCY INDEMNITY

16.1
Currency of Account and Payment     The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer and the Guarantor under or in connection with this Trust Deed, the Notes, the Receipts and the Coupons, including damages.

16.2
Extent of Discharge     An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only discharge the Issuer or, as the case may be, the Guarantor to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3
Indemnity     If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes, the Receipts or the Coupons, the Issuer and the Guarantor shall pay on demand an amount in the Contractual Currency equal to the deficit, together with the costs incurred by the recipient in making any such purchase.

16.4
Indemnity Separate     The indemnities in this Clause 15 (Currency Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes, the Receipts and/or the Coupons or any other judgment or order.

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17	ENFORCEMENT

At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of this Trust Deed, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by holders of at least one-quarter in principal amount of the Notes outstanding and (b) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder may proceed directly against the Issuer and/or the Guarantor unless the Trustee, having become bound so to proceed fails to do so within a reasonable time and such failure is continuing.

18	SUBSTITUTION

(A)
The Issuer and the Guarantor may at any time require the substitution in place of the Issuer (or of any previous substitute under this Clause) or the Guarantor (or of any previous substitute under this Clause) as the principal debtor or, as the case may be, guarantor under this Trust Deed, the Notes, the Receipts and the Coupons of the Issuer or its Successor in Business or any Subsidiary of the Issuer or its Successor in Business or the Guarantor or its Successor in Business or any other Subsidiary of the Guarantor or its Successor in Business (any such substitute company being hereinafter called the New Company) provided that:

(i)
a trust deed is executed or some other form of undertaking is given by the New Company, in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed, the Notes, the Receipts and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in this Trust Deed, the Notes, the Receipts and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) or, as the case may be, as guarantor in place of the Guarantor (or of any previous substitute under this Clause);

(ii)
(except where the Guarantor or its Successor in Business is replacing the Issuer as principal debtor) the Guarantor or its Successor in Business unconditionally and irrevocably guarantees to the satisfaction of the Trustee all amounts payable by the New Company under this Trust Deed, the Notes, the Receipts and the Coupons;

(iii)
the Trustee shall have received legal opinions in form and content satisfactory to it from independent legal advisers approved by it to the effect, inter alia, that (a) the New Company has obtained all governmental and regulatory approvals and consents necessary for its assumption of the obligations and liabilities as principal debtor or, as the case may be, as guarantor under this Trust Deed, the Notes, the Receipts and the Coupons, the holders of the Notes, Receipts, Coupons and Talons have rights against the New Company at least equivalent to the rights they have immediately prior to the substitution, such assumption is fully effective and such obligations and liabilities are legally valid and binding on, and enforceable against, the New Company; (b) except where the Guarantor or its successor in business is becoming the principal debtor, the Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee referred to in (ii) above to be fully effective and such guarantee is legally valid and binding on, and enforceable against, the Guarantor and (c) such approvals and consents are in full force and effect at the time of substitution;

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(iv)
Standard & Poor’s Agency, a Division of the McGraw-Hill Companies and Moody’s Investors Service and any other rating agency which, at the request of the Issuer and the Guarantor, shall have assigned a credit rating to the Notes shall have confirmed in writing to the Trustee that the substitution by itself and the circumstances pertaining to the substitution will not result in a downgrading of the then current credit rating of such rating agency assigned to the Notes;

(v)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given to the Trustee by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject this Trust Deed, the Notes, the Receipts and the Coupons shall be read and construed accordingly;

(vi)
Condition 6(c) shall only apply if the change in, or amendment to, the laws of the jurisdiction of the New Company or any political sub-division or any authority thereof or therein having power to tax, or the change in the application or official interpretation of such laws or regulations referred to in such Condition becomes effective after the date of the substitution and, at the date of the substitution, no such change or amendment has been proposed; and

(vii)
two Directors of the New Company (or other officers acceptable to the Trustee) shall have certified to the Trustee that the New Company is solvent at the time at which the substitution is proposed to be effected.

(B)
Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid or, as the case may be, the Guarantor or the previous substitute as aforesaid from all of its obligations as principal debtor or, as the case may be, guarantor under this Trust Deed, the Notes, the Receipts and the Coupons. As soon as reasonably practicable but in any event not later than 21 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 16. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in this Trust Deed, the Notes, the Receipts and the Coupons as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) or, as the case may be, as guarantor in place of the Guarantor (or in place of the previous substitute under this Clause) under this Trust Deed, the Notes, the Receipts and the Coupons and this Trust Deed, the Notes, the Receipts and the Coupons shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed, the Notes, the Receipts and the Coupons to the Issuer or, as the case may be, the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

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19	COMMUNICATIONS

19.1
Method     Each communication under this Trust Deed shall be made by fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, fax number, address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.

19.2
Deemed Receipt     Any communication from any party to any other under this Trust Deed shall be effective (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

20	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.	GENERAL

21.1
Counterparts     This Deed may be executed in any number of counterparts and by the parties hereto on different counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

21.2	Governing Law This Trust Deed shall be governed by and construed in accordance with the laws of England.

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SCHEDULE 1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

INTERCONTINENTAL HOTELS GROUP PLC

(Incorporated with limited liability in England and Wales
under the Companies Acts 1985 to 1989 with registered number 4551528)

Unconditionally and irrevocably guaranteed by

SIX CONTINENTS PLC

(Incorporated with limited liability in England and Wales
under the Companies Act 1948 with registered number 913450)

DEBT ISSUANCE PROGRAMME TEMPORARY GLOBAL NOTE Temporary Global Note No. [ ]

This temporary Global Note is issued in respect of the Notes (the Notes) of the Tranche and Series specified in the Second Schedule hereto of InterContinental Hotels Group PLC - (the Issuer) and guaranteed by Six Continents PLC.

Interpretation and Definitions

References in this temporary Global Note to the Conditions are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 6 to the Trust Deed dated 24th September, 2003 (as amended or supplemented as at the Issue Date, the Trust Deed) between the Issuer, Six Continents PLC as guarantor and HSBC Trustee (C.I.) Limited as trustee, as supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

1	Only for Notes with a maturity of 365 days or more.

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Aggregate Principal Amount

The aggregate principal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate principal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, as the case may be, for Definitive Notes or Registered Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) in the case of Partly-paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly-paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions, on the Maturity Date (or on such earlier date as the Redemption Amount may become repayable in accordance with the Conditions and the Trust Deed) the Redemption Amount in respect of the aggregate principal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of such aggregate principal amount of Notes from the Interest Commencement Date in arrear at the rates in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

If this temporary Global Note is an Exchangeable Bearer Note, this temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before the Exchange Date referred to below by its presentation to the Issuing and Paying Agent. On or after the Exchange Date, the outstanding principal amount of this temporary Global Note may be exchanged for Definitive Notes and Registered Notes in accordance with the next paragraph.

Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the Exchange Date), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes and (if this temporary Global Note is an Exchangeable Bearer Note), in each case, for Registered Notes in an aggregate principal amount equal to the principal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such principal amount submitted for such exchange dated no earlier than the Exchange Date.

Certification means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially in the form set out in Schedule 5 to the Agency Agreement to the effect that it has received a certificate or certificates substantially in the form set out in Schedule 4 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

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Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes or Registered Notes.

The Definitive Notes or the Certificates representing the Registered Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed or, in the case of Certificates, printed in accordance with applicable legal and stock exchange requirements and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or any other clearing system.

On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part I of the First Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes or Certificates, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.

Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such principal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

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Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made).

Cancellation

Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions.

No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

The Issuer and the Guarantor may deem and treat the bearer hereof as the absolute owner of this temporary Global Note for all purposes (whether or not this temporary Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or twist or other interest herein).

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This temporary Global Note shall be governed by and construed in accordance with English law.

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In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

INTERCONTINENTAL HOTELS GROUP PLC

By:

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is authenticated by or on behalf of the Issuing and Paying Agent without recourse, warranty or liability.

HSBC Bank plc
as Issuing and Paying Agent

By:

Authorised Signatory
For the purposes of authentication only.

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THE FIRST SCHEDULE
Principal amount of Notes represented by this temporary Global Note

The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note, for Definitive Notes or for Registered Notes and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the principal amount of this temporary Global Note specified in the latest entry in the fourth column below:

Date	Amount of decrease in principal amount of this temporary Global Note	Reason for decrease in principal amount of this temporary Global Note (exchange, cancellation or forfeiture)	Principal amount of this temporary Global Note on issue or following such decrease	Notation made by or on behalf of the Issuing and Paying Agent

Issue Date	not applicable	not applicable

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Second Schedule]

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SCHEDULE 2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

INTERCONTINENTAL HOTELS GROUP PLC

(Incorporated with limited liability in England and Wales
under the Companies Acts 1985 to 1989 with registered number 4551528)

Unconditionally and irrevocably guaranteed by

SIX CONTINENTS PLC

(Incorporated with limited liability in England and Wales
under the Companies Act 1948 with registered number 913450)

DEBT ISSUANCE PROGRAMME

Permanent Global Note No. [ ]

This permanent Global Note is issued in respect of the Notes (the Notes) of the Tranche and Series specified in the Second Schedule hereto of InterContinental Hotels Group PLC (the Issuer) and guaranteed by Six Continents PLC.

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 6 to the Trust Deed dated 24th September, 2003 (as amended or supplemented as at the Issue Date, the Trust Deed) between the Issuer, Six Continents PLC as Guarantor and HSBC Trustee (C.I.) Limited as trustee, as supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.

Aggregate Principal Amount

The aggregate principal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate principal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes or Registered Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) in the case of Partly-paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly-paid Notes, all as described below.

1	Only for Notes with a maturity of 365 days or more.

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Promise to Pay

Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions, on the Maturity Date (or on such earlier date as the Redemption Amount may become repayable in accordance with the Conditions) the Redemption Amount in respect of the aggregate principal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of such aggregate principal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes or (if this permanent Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described below:

(i)	by the Issuer giving notice to the Issuing and Paying Agent and the Noteholders of its intention to effect such exchange

(ii)
if the Third Schedule hereto provides that this permanent Global Note is exchangeable for Definitive Notes at the request of the holder, by such holder giving notice to the Issuing and Paying Agent of its election for such exchange

(iii)
if this permanent Global Note is an Exchangeable Bearer Note, by the holder hereof giving notice to the Issuing and Paying Agent of its election to exchange the whole or a part of this permanent Global Note for Registered Notes or

(iv)
otherwise, if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) (i) if this permanent Global Note is an Exchangeable Bearer Note and the part hereof submitted for exchange is to be exchanged for Registered Notes or (ii) if so provided, and in accordance with, the Conditions relating to Partly-paid Notes.

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Exchange Date means a day falling not less than 60 days, or in the case of an exchange for Registered Notes 5 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to (iv) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Partly-paid Notes any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes and/or (if this permanent Global Note is an Exchangeable Bearer Note) Certificates in an aggregate principal amount equal to the principal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed or, in the case of Certificates, printed in accordance with any applicable legal and stock exchange requirements and substantially in the form set out in Schedule 4 and 5, respectively, to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

On any exchange of a part of this permanent Global Note the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or Registered Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes or Certificates is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, nor shall any person be entitled to payment within the United States, but without prejudice to the provisions of Condition 6(c).

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Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made.

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Meetings

The holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each principal amount of Notes equal to the minimum Denomination of the Notes for which this permanent Global Note may be exchanged.

Cancellation

Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First. Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Purchase

Notes may only be purchased by the Issuer or any of its Subsidiaries if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent for notation accordingly in the Fourth Schedule hereto.

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Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions.

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of Redemption Amount, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

Trustee’s Powers

In considering the interests of Noteholders while this permanent Global Note is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to this permanent Global Note and may consider such interests as if such accountholders or participants were the holder(s) of the Notes represented by this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

The Issuer and the Guarantor may deem and treat the bearer hereof as the absolute owner of this permanent Global Note for all purposes (whether or not this permanent Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

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No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This permanent Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

INTERCONTINENTAL HOTELS GROUP PLC

By:

CERTIFICATE OF AUTHENTICATION

This permanent Global Note is authenticated
by or on behalf of the Issuing and Paying Agent
without recourse, warranty and liability.

HSBC Bank plc
as Issuing and Paying Agent

By:

Authorised Signatory
For the purposes of authentication only.

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THE FIRST SCHEDULE
Principal amount of Notes represented by this permanent Global Note

The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes or for Registered Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and or (v) payments of Redemption Amount in respect of this permanent Global Note have been made, resulting in the principal amount of this permanent Global Note specified in the latest entry in the fourth column:

Date	Amount of increase/decrease in principal amount of this permanent Global Note	Reason for increase/decrease in principal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made)	Principal amount of this permanent Global Note following such increase/decrease	Notation made by or on behalf of the Issuing and Paying Agent

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THE SECOND SCHEDULE
Payments of Interest

The following payments of interest or Interest Amount in respect of this Permanent Global Note have been made:

Due date of payment	Date of payment	Amount of interest	Notation made by or on behalf of the Issuing and Paying Agent

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Third Schedule.]

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THE FOURTH SCHEDULE
Exercise of Noteholders’ Option

The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated principal amount of this permanent Global Note:

Principal amount of
	this permanent Global	Date of which	Notation made by or on
Date of	Note in respect of	exercise of such	behalf of the Issuing and
exercise	which exercise is made	option is effective	Paying Agent

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SCHEDULE 3

FORM OF GLOBAL CERTIFICATE

INTERCONTINENTAL HOTELS GROUP PLC

(Incorporated with limited liability in England and Wales
under the Companies Acts 1985 to 1989 with registered number 4551528)

Unconditionally and irrevocably guaranteed by

SIX CONTINENTS PLC

(Incorporated with limited liability in England and Wales
under the Companies Act 1948 with registered number 913450)

DEBT ISSUANCE PROGRAMME

GLOBAL CERTIFICATE

Global Certificate No. [ ]

Registered Holder:

Address of Registered Holder:

Principal amount of Notes represented by this Global Certificate:

This Global Certificate is issued in respect of the principal amount specified above of the Notes (the Notes) of the Tranche and Series specified in the Schedule hereto of InterContinental Hotels Group PLC (the Issuer) and guaranteed by Six Continents PLC. This Global Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such principal amount of the Notes at the date hereof.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 6 to the Trust Deed dated 24th September, 2003 (as amended or supplemented as at the Issue Date, the Trust Deed) between the Issuer, Six Continents PLC as guarantor and HSBC Trustee (C.I.) Limited as trustee, as supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Global Certificate) surrender of this Global Certificate on the Maturity Date (or on such earlier date as the Redemption Amount may become repayable in accordance with the Conditions) the Redemption Amount in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

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For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate.

Transfer of Notes represented by permanent Global Certificates

If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) may only be made in part:

(i)
if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an Alternative Clearing System) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(ii)	with the consent of the Issuer

provided that, in the case of the first transfer of part of a holding pursuant to (i) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Meetings

The holder of the Notes represented by this Global Certificate shall (unless this Global Certificate represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated as of the Issue Date.

INTERCONTINENTAL HOTELS GROUP PLC

By:

CERTIFICATE OF AUTHENTICATION

This Global Certificate is authenticated
by or on behalf of the Registrar
without recourse, warranty or liability.

HSBC Bank plc
as Issuing and Paying Agent

By:

Authorised Signatory
For the purposes of authentication only.

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Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[               ] principal amount of the Notes represented by this Global Certificate, and all rights under them.

Date
Signed[1]	Certifying Signature

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Certificate as the Schedule.]

1
The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. A representative of the Noteholder should state the capacity in which he signs e.g. executor.

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SCHEDULE 4

FORM OF BEARER NOTE

On the front:

[Denomination]	[ISIN]	[Series]	[Certif. No.]

[Currency end denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

INTERCONTINENTAL HOTELS GROUP PLC

(Incorporated with limited liability in England and Wales
under the Companies Acts 1985 to 1989 with registered number 4551528)

Unconditionally and irrevocably guaranteed by

SIX CONTINENTS PLC

(Incorporated with limited liability in England and Wales
under the Companies Act 1948 with registered number 913450)

DEBT ISSUANCE PROGRAMME

Series No. [     ]

[Title of Issue]

This Note forms one of the Series of Notes referred to above (the Notes) of InterContinental Hotels Group PLC (the Issuer) designated as specified in the title hereof and guaranteed by Six Continents PLC. The Notes are subject to the Terms and Conditions (the Conditions) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note.

The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the Redemption Amount may become repayable in accordance with the Conditions) the Redemption Amount and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

1	Only for Notes with a maturity of 365 days or more.

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This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.

INTERCONTINENTAL HOTELS GROUP PLC

By:

CERTIFICATE OF AUTHENTICATION

This Note is authenticated
by or on behalf of the Issuing and Paying Agent
without recourse, warranty or liability.

HSBC Bank plc
as Issuing and Paying Agent

By:

Authorised Signatory
For the purposes of authentication only.

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On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 6 to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in the relevant Pricing Supplement shall be set out here.]

ISSUING AND PAYING AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3N 4DA

PAYING AGENT

HSBC Republic Bank (Jersey) Limited
1 Grenville Street
St. Helier
Jersey JE4 9PF

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SCHEDULE 5 FORM OF CERTIFICATE

On the front:

INTERCONTINENTAL HOTELS GROUP PLC

(Incorporated with limited liability in England and Wales
under the Companies Acts 1985 to 1989 with registered number 4551528)

Unconditionally and irrevocably guaranteed by

SIX CONTINENTS PLC

(Incorporated with limited liability in England and Wales
under the Companies Act 1948 with registered number 913450)

DEBT ISSUANCE PROGRAMME Series No. [ ] [Title of issue]

This Certificate certifies that [ ] of [ ] (the Registered Holder) is, as at the date hereof, registered as the holder of [principal amount] of Notes of the Series of Notes referred to above (the Notes) of InterContinental Hotels Group PLC, designated as specified in the title hereof and guaranteed by Six Continents PLC. The Notes are subject to the Terms and Conditions (the Conditions) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer, for value received, promises to pay to the holder of the Notes represented by this Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Certificate) surrender of this Certificate on the Maturity Date (or on such earlier date as the Redemption Amount may become repayable in accordance with the Conditions) the Redemption Amount in respect of the Notes represented by this Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

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In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated as of the Issue Date.

INTERCONTINENTAL HOTELS GROUP PLC

By:

CERTIFICATE OF AUTHENTICATION

This Certificate is authenticated
by or on behalf of the Registrar
without recourse, warranty or liability.

HSBC Bank plc
as Issuing and Paying Agent

By:

Authorised Signatory
For the purposes of authentication only.

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On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 6 to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in the relevant Pricing Supplement shall be set out here.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[ ] principal amount of the Notes represented by this Certificate, and all rights under them.

Date
Signed[1]	Certifying Signature

1
The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require. A representative of the Noteholder should state the capacity in which he signs.

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ISSUING AND PAYING AGENT AND TRANSFER AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3N 4DA

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

HSBC Republic Bank (Jersey) Limited
1 Grenville Street
St. Helier
Jersey JE4 9PF

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SCHEDULE 6

TERMS AND CONDITIONS OF THE NOTES

The Notes are constituted by a Trust Deed (as further amended or supplemented as at the date of issue of the Notes (the “Issue Date”), the “Trust Deed”) dated 24th September 2003 between InterContinental Hotels Group PLC (the “Issuer”), Six Continents PLC (the “Guarantor”) and HSBC Trustee (C.I.) Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bearer Notes, Certificates, Receipts, Coupons and Talons referred to below. An Agency Agreement (as further amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 24th September 2003 has been entered into in relation to the Notes between the Issuer, the Guarantor, the Trustee, HSBC Bank plc as initial issuing and paying agent and the other agents named in it. The issuing and paying agent, the paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below, respectively, as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent), the “Registrar”, the “Transfer Agents” (which expression shall include the Registrar) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement and, in respect of listed Notes, the relevant Pricing Supplement, are available for inspection during usual business hours at the specified offices of the Paying Agents and the Transfer Agents.

The Noteholders, the holders of the interest coupons (the “Coupons”) appertaining to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders (the “Receiptholders”) of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes in bearer form of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all of the provisions of the Trust Deed and the relevant Pricing Supplement and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right of any person which exists or is available apart from that Act.

1.	Form, Denomination and Title
The Notes are issued in bearer form (“Bearer Notes”, which expression includes Notes that are specified to be Exchangeable Bearer Notes), in registered form (“Registered Notes”) or in bearer form exchangeable for Registered Notes (“Exchangeable Bearer Notes”) in each case in the Denomination(s) specified in the Pricing Supplement.

All Registered Notes shall have the same Denomination. Where Exchangeable Bearer Notes are issued, the Registered Notes for which they are exchangeable shall have the same Denomination as the lowest denomination of Exchangeable Bearer Notes.

Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Notes that do not bear interest in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Any Bearer Note the principal amount of which is redeemable in instalments is issued with one or more Receipts attached.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c), each Certificate shall represent the entire holding of Registered Notes by the same holder.

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Title to the Bearer Notes and the Receipts, Coupons and Talons shall pass by delivery outside the United States. Title to the Registered Notes shall, subject to mandatory rules of law, pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as-required by law, the holder (as defined below) of any Certificate, Note, Receipt, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder.

In these Conditions, “Noteholder” means the bearer of any Bearer Note and the Receipts relating to it or the person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Bearer Note, Receipt, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Pricing Supplement, the absence of any such meaning indicating that such term is not applicable to the Notes.

2.	Exchange of Exchangeable Bearer Notes and Transfers of Registered Notes
(a)	Exchange of Exchangeable Bearer Notes
Subject as provided in Condition 2(f), Exchangeable Bearer Notes may be exchanged for the same aggregate principal amount of Registered Notes at the request in writing of the relevant Noteholder and upon surrender of each Exchangeable Bearer Note to be exchanged, together with all unmatured Receipts, Coupons and Talons relating to it, at the specified office of any Transfer Agent; provided, however, that where an Exchangeable Bearer Note is surrendered for exchange after the Record Date (as defined in Condition 7(b)) for any payment of interest, the Coupon in respect of that payment of interest need not be surrendered with it. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Denomination may not be exchanged for Bearer Notes of another Denomination. Bearer Notes that are not Exchangeable Bearer Notes may not be exchanged for Registered Notes.

(b)	Transfer of Registered Notes
One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shalI be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor.

(c)	Exercise of Options or Partial Redemption in Respect of Registered Notes
In the case of an exercise of an Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding .of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d)	Delivery of New Certificates
Each new Certificate to be issued pursuant to Conditions 2(a), (b) or (c) shall be available for delivery five business days after receipt of the request for exchange, form of transfer or Exercise Notice (as defined in Condition 6(e)) or surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such request for exchange, form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant request for exchange, form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Agent (as defined in the Agency Agreement) the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

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(e)	Exchange Free of Charge

Exchange and transfer of Notes and Certificates on registration, transfer, partial redemption or exercise of an option shall be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agents, but upon payment of any tax, duty or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may reasonably require).

(f)	Closed Period

No Noteholder may require the transfer of a Registered Note to be registered or an Exchangeable Bearer Note to be exchanged for one or more Registered Note(s) (i) during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6(d), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. An Exchangeable Bearer Note called for redemption may, however, be exchanged for one or more Registered Note(s) in respect of which the Certificate is simultaneously surrendered not later than the relevant Record Date.

3.	Guarantee and Status

(a)	Guarantee

The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed, the Notes, and the relevant Receipts and Coupons. Its obligations in that respect (the “Guarantee”) are contained in the Trust Deed.

(b)	Status of the Notes and Guarantee

The Notes and the Receipts and Coupons constitute (subject to Condition 4) unsecured and unsubordinated obligations of the Issuer and shall at all times rank parri passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Receipts and Coupons and of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by applicable laws, at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively, present and future.

4.	Negative Pledge

So long as any of the Notes, Receipts or Coupons remains outstanding (as defined in the Trust Deed), neither the Issuer nor the Guarantor shall create or permit to subsist any Security upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt, or any guarantee of or indemnity in respect of any Relevant Debt unless, at the same time or prior thereto, the Issuer’s obligations under the Trust Deed and such Notes, Receipts or Coupons or, as the case may be, the Guarantor’s obligations under the Guarantee (A) are secured equally and rateably therewith to the satisfaction of the Trustee or (B) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of these Conditions:

“Group” means the Issuer and its Subsidiaries for the time being;

“Project Finance Indebtedness” means Relevant Debt (in respect of which Security has been given) incurred by a member of the Group (a “Project Group Member”) for the purposes of financing the acquisition, construction, development and/or operation of an asset (a “Project Asset”) where the provider of the Relevant Debt has no recourse against any member of the Group, except for recourse to:

(a)	the Project Asset of the Project Group Member or receivables arising from the Project Asset;

(b)	a Project Group Member for the purpose of enforcing Security given by it so long as:

(i)	the recourse is limited to recoveries in respect of the Project Asset; and

(ii)
if the Project Asset does not comprise all or substantially all of the business of that Project Group Member, the provider of the Relevant Debt does not have the right to take any steps towards its winding up or dissolution or the appointment of a liquidator, administrator, receiver or similar officer or person, other than in respect of the Project Asset or receivables arising therefrom; or

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(c)	a member of the Group to the extent only of its shareholding in a Project Group Member.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities that are for the time being, with the agreement of the person issuing the same, quoted, listed or ordinarily dealt in on any stock exchange, automated trading system, over-the-counter or other securities market but excluding Project Finance Indebtedness; and

“Security” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

5.	Interest and other Calculations

(a)	Interest Rate and Accrual

Each Note bears interest on its outstanding principal amount from, and including, the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Interest Rate, such interest being payable in arrear on each interest Payment Date.

Interest shall cease to accrue on each Note on, but excluding, the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Interest Rate in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).

(b)	Business Day Convention

If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (i) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (ii) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (iii) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (iv) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(c)	Interest Rate on Floating Rate Notes

If the Interest Rate is specified as being Floating Rate, the Interest Rate for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following:

(i)	if the Primary Source for the Floating Rate is a Page, subject as provided below, the Interest Rate shall be:

(x)	the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or

(y)	the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page, in each case appearing on such Page at the Relevant Time on the Interest Determination Date;

(ii)
if the Page specified in the relevant Pricing Supplement as a Primary Source permanently ceases to quote the Relevant Rate(s) but such quotation(s) is/are available from another page, section or other part of such information service selected by the Calculation Agent (the “Replacement Page”), the Replacement Page shall be substituted as the Primary Source for Interest Rate quotations and if no Replacement Page exists but such quotation(s) is/are available from a page, section or other part of a different information service selected by the Calculation Agent and approved by the Issuer (the “Secondary Replacement Page”), the Secondary Replacement Page shall be substituted as the Primary Source for Interest Rate quotations;

(iii)
if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (i)(x) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (i)(y) applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Interest Rate shall be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting (or such of them, being at least two, as are so quoting) to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent; and

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(iv)    if paragraph (iii) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Interest Rate shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Relevant Currency that at least two out of five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Relevant Currency or, if the Relevant Currency is euro, in such financial centres as are specified in the Pricing Supplement, in each case as selected by the Calculation Agent (the “Principal Financial Centre”) are quoting at or about the time on which such banks would customarily quote such rates for a period commencing on the Effective Date equivalent to the Specified Duration (x) to leading banks carrying on business in Europe or, if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe, (y) to leading banks carrying on business in the Principal Financial Centre; except that, if fewer than two of such banks are so quoting to such leading banks, the Interest Rate shall be the Interest Rate determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Interest Rate applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period).

(d)	Interest Rate on Zero Coupon Notes

Where a Note the Interest Rate of which is specified in the Pricing Supplement to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Redemption Amount of such Note. As from the Maturity Date, the Interest Rate for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 6(b)).

(e)	Margin, Maximum/Minimum Interest Rates, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding

(i)     If any Margin or Rate Multiplier is specified in the Pricing Supplement (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Interest Rates, in the case of (x), or the Interest Rates for the specified interest Accrual Periods, in the case of (y), calculated in accordance with (c) above by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin or multiplying such Rate Multiplier, subject always to the next paragraph.

(ii)    If any Maximum or Minimum Interest Rate, Instalment Amount or Redemption Amount is specified in the Pricing Supplement, then any Interest Rate, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)    Subject to the requirements of applicable law, for the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means 0.01 euro.

(f)	Calculations

The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Interest Rate and the outstanding principal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods.

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(g)	Determination and Publication of Interest Rates, interest Amounts, Redemption Amounts and Instalment Amounts

As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any Redemption Amount or Instalment Amount, obtain any quote or make any determination or calculation, it shall determine the Interest Rate and calculate the amount of interest payable (the “Interest Amounts”) in respect of each Denomination of the Notes for the relevant Interest Accrual Period, calculate the Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Interest Rate and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (x) the commencement of the relevant Interest Period, if determined prior to such time in the case of notification to such exchange of an Interest Rate and Interest Amount, or (y) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period is subject to adjustment pursuant to Condition 5(b), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Interest Rate payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Interest Rate or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of each Interest Rate, Interest Amount, Redemption Amount and Instalment Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(h)	Determination or Calculation by Trustee

If the Calculation Agent does not at any time for any reason determine or calculate the Interest Rate for an Interest Period or any Interest Amount, Instalment Amount or Redemption Amount, the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(i)	Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:

(i)     in the case of a specified currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the Principal Financial Centre and in London; and/or

(ii)    in the case of euro, a day on which the TARGET system (as defined below) is open; and/or

(iii)    in the case of a specified currency and/or one or more specified financial centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in the specified currency or, if none is specified, generally in each of the financial centres so specified.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (whether or not constituting an Interest Period, the “Calculation Period”):

(i)    if “Actual/365” or “Actual/Actual—ISDA” is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (x) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)    If “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iii)    if “Actual/365 (Fixed)” is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 365;

(iv)    if “Actual/360” is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 360;

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(v) if “30/360”, “360/360” or “Bond Basis” is specified in the Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

(vi) if “30E/360” or “Eurobond Basis” is specified in the Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

(vii) if “Actual/Actual—ISMA” is specified in the Pricing Supplement (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in such Calculation Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; or (b) if the Calculation Period is longer than one Determination Period, the sum of:

(1) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(2) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year;

where:

“Determination Period” means the period from, and including, a Determination Date (as specified in the relevant Pricing Supplement) in any year to, but excluding, the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“Determination Date” means the date specified as such in the relevant Pricing Supplement or, if none is so specified, the Interest Payment Date.

“Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such in the Pricing Supplement or, if none is so specifed, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Commencement Date” means the Issue Date or such other date as may be specified in the Pricing Supplement.

“Interest Determination Date” means, with respect to an Interest Rate and Interest Accrual Period, the date specified as such in the Pricing Supplement or, if none is so specified, the first day of such Interest Accrual Period if the Relevant Currency is Sterling or the day falling two Business Days in London for the Relevant Currency prior to the first day of such Interest Accrual Period if the Relevant Currency is not Sterling.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date in any year.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the Pricing Supplement.

“Interest Rate” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions contained in the Pricing Supplement.

“Number of Calculation Periods” means the number of Calculation Periods normally ending in any year.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters Markets 3000 (“Reuters”) and the Moneyline Telerate (“Telerate”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

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“Primary Source” means the source for the calculation of interest payable in respect of Floating Rate Notes.

“Reference Banks” means the institutions specified as such in the Pricing Supplement or, if none, four (or, if the Relevant Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark specified in the Pricing Supplement.

“Relevant Currency” means the currency specified as such in the Pricing Supplement or, if none is specified, the currency in which the Notes are denominated.

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the financial centre as may be specified as such in the Pricing Supplement or, if none is so specified, the financial centre with which the relevant Benchmark (which, in the case of euro, shall be as specified in the relevant Pricing Supplement) is most closely connected or, if none is so connected, London.

“Relevant Rate” means the Benchmark for a Representative Amount of the Relevant Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relevant Time” means, with respect to any Interest Determination Date, if the Relevant Currency is not euro the local time in the Relevant Financial Centre specified in the Pricing Supplement or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Relevant Currency in the interbank market in the Relevant Financial Centre and, if the Relevant Currency is euro, the time specified in the relevant Pricing Supplement.

“Representative Amount” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the amount specified as such in the Pricing Supplement or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

“Specified Duration” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the duration specified in the Pricing Supplement or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 5(b).

“TARGET System” means the Trans-European Automated Real-time Gross-Settlement Express Transfer (TARGET) System.

(j)	Calculation Agent and Reference Banks
The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them in the Pricing Supplement and for so long as any Note is outstanding (as defined in the Trust Deed). If any Reference Bank (acting through its relevant offices) is unable or unwilling to continue to act as a Reference Bank, then the Issuer shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Interest Rate for an Interest Period or to calculate any Interest Amount, Instalment Amount or Redemption Amount or to comply with any other requirement, the Issuer shall (with the prior written approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

(k) Certificates to be Final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5, whether by the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Calculation Agent, the Trustee, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Calculation Agent or, as the case may be, the Trustee in connection with the exercise or non-exercise by them of their powers, duties and discretions pursuant to such provisions.

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6.	Redemption, Purchase and Options
(a)	Redemption by Instalments and Final Redemption
(i)    Unless previously redeemed, purchased and cancelled as provided in this Condition 6 or the relevant Instalment Date (being one of the dates so specified in the Pricing Supplement) is extended pursuant to any Issuer’s or Noteholders’ option in accordance with Condition 6(d) or 6(e), each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified in the Pricing Supplement. The outstanding principal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the principal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

(ii)    Unless previously redeemed, purchased and cancelled as provided below or its maturity is extended pursuant to any Issuer’s or Noteholders’ option in accordance with Condition 6(d) or 6(e), each Note shall be finally redeemed on the Maturity Date specified in the Pricing Supplement at its Redemption Amount (which, unless otherwise provided in the Pricing Supplement, is its principal amount) or, in the case of a Note falling within paragraph (i) above, its final Instalment Amount.

(b)	Early Redemption of Zero Coupon Notes
(i)    The Redemption Amount payable in respect of any Note that does not bear interest prior to the Maturity Date, the Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c), (d) or (e) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note.

(ii)    Subject to the provisions of sub-paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the Pricing Supplement, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the Pricing Supplement.

(iii)    If the Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c), (d) or (e), or upon it becoming due and payable as provided in Condition 10, is not paid when due, the Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (ii) above, except that such sub-paragraph shall have effect as though the reference therein to the date on which the Note becomes due and payable were replaced by a reference to the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(d).

(c)	Redemption for Taxation Reasons
If, as a result of any amendment to or change in the laws or regulations of the United Kingdom or of any political subdivision thereof or any authority therein or thereof having power to tax or any change in the official or generally accepted interpretation or application of such laws or regulations which becomes effective on or after the Issue Date, either the Issuer has or will become obliged to pay any additional amounts as described in Condition 8 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts (and such amendment or change has been evidenced by the delivery by the Issuer or the Guarantor, as the case may be, to the Trustee (who shall accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by a director of the Issuer or a director of the Guarantor, as the case may be, on behalf of the Issuer or the Guarantor, as the case may be, stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), the issuer may (having given not less than 30 nor more than 90 days’ irrevocable notice to the Trustee and to the holders in accordance with Condition 16) redeem all, but not some only, of the Notes (other than Notes in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(d) or an Exercise Notice in accordance with Condition 6(e), prior to any notice being given under this Condition 6(c)) at their Redemption Amount, together with accrued interest to the date fixed for such redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be required to pay such additional amounts were a payment in respect of the Note then due.

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(d) Redemption at the Option of the Issuer and Exercise of Issuer’s Options
If so provided in the Pricing Supplement, the Issuer may, on giving irrevocable notice to the Noteholders falling within the Issuer’s Option Period redeem, or exercise any Issuer’s option in relation to all or, if so provided, some of the Notes (other than Notes in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(c), prior to any notice being given under this Condition 6(d)) in the principal amount or integral multiples thereof and on the date or dates so provided. Any such redemption of Notes shall be at their Redemption Amount together with interest accrued to the date fixed for redemption.

All Notes in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Noteholders shall also contain the certificate numbers of the Notes to be redeemed or in respect of which such option has been exercised, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange requirements.

(e) Redemption at the Option of Noteholders and Exercise of Noteholders’ Options
If so provided in the Pricing Supplement, the Issuer shall, at the option of the holder of such Note, redeem such Note on the date or dates so provided at its Redemption Amount together with interest accrued to the date fixed for redemption.

To exercise such option or any other Noteholders’ option that may be set out in the Pricing Supplement the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the Noteholders’ Option Period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer, except that such Note or Certificate will be returned to the relevant Noteholder by the Paying Agent, the Registrar or Transfer Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.

(f)	Purchases
The Issuer, the Guarantor and any of their respective Subsidiaries may, to the extent permitted by applicable law, at any time purchase Notes in the ordinary course of their respective treasury business (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(g)	Cancellation
All Notes purchased by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries shall be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the issuer, be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.

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7.	Payments and Talons
(a)	Bearer Notes
Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note), Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 7(f)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(f)(ii)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided, however, that (i) in the case of euro, the transfer may be to an account with a bank in any city that has access to the TARGET System.

(b)	Registered Notes
(i)    Payments of principal (which for the purposes of this Condition 7(b) shall include final Instalment Amounts but not other Instalment Amounts) in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in sub-paragraph (ii) below.

(ii)    Interest (which for the purpose of this Condition 7(b) shall include all Instalment Amounts other than final Instalment Amounts) on Registered Notes shall be paid to the person shown on the Register at the close of business on the fifteenth day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the currency in which such payments are due by cheque drawn on a bank in the principal financial centre of the country of the currency concerned and mailed to the holder (or the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date and subject as provided in paragraph (a) above, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a bank in the principal financial centre of the country of that currency.

(c) Payments in the United States
Notwithstanding the foregoing, if any Bearer Notes are denominated in US dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer and the Guarantor shall have appointed Paying Agents with specified offices outside the United-States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer and the Guarantor, any adverse tax consequence to the Issuer or the Guarantor.

(d) Payments Subject to Fiscal Laws
All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 8. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e) Appointment of Agents
The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuer and the Guarantor and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents, the Registrar, Transfer Agents and the Calculation Agent act solely as agents of the Issuer and the Guarantor and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuer and the Guarantor reserve the right at any time to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities (including London so long as the Notes are listed on the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange’s market for listed securities), (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed and (vii) if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law in each case as approved by the Trustee.

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In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent in New York City in respect of any Bearer Notes denominated in US dollars in the circumstances described in paragraph (c) above.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders in accordance with Condition 16.

(f) Unmatured Coupons and Receipts and Unexchanged Talons
(i)    Unless the Notes provide that the Coupons related thereto are to become void upon the due date for redemption of those Notes, Bearer Notes should be surrendered for payment together with all unmatured Coupons (if any) appertaining thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Redemption Amount due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 9).

(ii)    If the Notes so provide, upon the due date for redemption of any Bearer Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

(iii)    Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

(iv)    Upon the due date for redemption of any Bearer Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

(v)    Where any Bearer Note that provides that the relative unmatured Coupons related thereto are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may reasonably require.

(vi)    If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.

(g)	Talons
On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).

(h)	Non-Business Days
If any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which:

(i)    banks and foreign exchange markets are open for business in such jurisdictions as shall be specified as “Business Day Jurisdictions” in the Pricing Supplement and in the relevant place of presentation; and

(ii)    (in the case of a payment in a currency other than euro where payment is to be made by a transfer in the relevant currency to an account maintained with a bank) foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

(iii)     (in the case of a payment in euro) banks are open for business and carrying out transactions in euro in the jurisdiction in which the account specified by the payee is located.

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(i)	Definition of the euro

References in these Conditions to the euro are to the currency which was introduced on 1st January 1999 at the start of the third stage of European Economic and Monetary Union pursuant to Article 109(4) of the Treaty establishing the European Communities as amended (the “Treaty”).

Notes denominated in a currency that may be converted into euro, may be subject to redenomination, renominalisation, reconventioning and/or consolidation with other Notes then denominated in euro as specified in the relevant Pricing Supplement.

8.	Taxation
All payments of principal and interest by or on behalf of the Issuer or the Guarantor in respect of the Notes, the Receipts and the Coupons shall be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or by any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts to the Noteholder or Couponholder as shall result in receipt by that Noteholder or Couponholder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)     to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note, Receipt or Coupon;

(b)     presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day;

(c)     presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the tax authority in the jurisdiction where the relevant Note (or the Certificate representing it), Receipt or Coupon is presented for payment (but who fails to do so);

(d)     where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th to 27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)     presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

As used in these Conditions, “Relevant Date” in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate), Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or the substitution for it under the Trust Deed.

9.	Prescription
Claims against the Issuer and/or the Guarantor for payment in respect of the Notes, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

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10.	Events of Default
If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by holders of at least one quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) shall (in any case provided that the Trustee has been indemnified to its satisfaction), give written notice to the Issuer and the Guarantor that the Notes are, and they shall immediately become, due and payable at their Redemption Amount together with accrued interest:

(a)     Non-Payment: default is made for more than 10 business days (in the case of interest) or five business days (in the case of principal) in the payment on the due date of interest or principal in respect of any of the Notes; or

(b)     Breach of Other Obligations: the Issuer or the Guarantor does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 45 days after written notice of such default shall have been given to the Issuer and the Guarantor by the Trustee; or

(c)	Cross Acceleration:
(i)     any indebtedness for Borrowed Money of the Issuer, the Guarantor or any Principal Subsidiary becomes due and repayable prematurely by reason of an event of default (however described);

(ii)     the Issuer, the Guarantor or any Principal Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or, as the case may be, within any applicable grace period as originally provided;

(iii)     any security given by the Issuer, the Guarantor or any Principal Subsidiary for any indebtedness for Borrowed Money is enforced; or

(iv)     default is made by the Issuer, the Guarantor or any Principal Subsidiary in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that (i) no event described in this Condition 10(c) shall constitute an Event of Default where the Issuer, the Guarantor or any Principal Subsidiary, as the case may be, satisfies the Trustee that it is contesting such Event of Default in good faith and by appropriate action and (ii) no event described in this Condition 10(c) shall constitute an Event of Default unless the Indebtedness for Borrowed Money or other relative liability, either alone or when aggregated with other Indebtedness for Borrowed Money and/or other liabilities relative to all (if any) other events described in this Condition 10(c) which have occurred and are continuing (excluding where the Issuer, the Guarantor or any Principal Subsidiary, as the case may be, has satisfied the Trustee that it is contesting such event in good faith and by appropriate action), amounts to £25,000,000 or, if greater, an amount equal to 1% of Consolidated Net Worth of the Group (or its equivalent in any other currency); or

(d)     Insolvency: the Issuer, the Guarantor or any Principal Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, the Guarantor or any Principal Subsidiary; or

(e)     Winding-up: an administrator is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer, the Guarantor or any Principal Subsidiary, or the Issuer, the Guarantor or any Principal Subsidiary shall apply or petition for a winding-up or administration order in respect of itself or cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(f)     Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced, sued out on or against any material part of the property, assets or revenues of the Issuer and is not discharged or stayed within 45 days; or

(g)     Guarantee: the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect; or

(h)    Guarantor: the Guarantor ceases to be a Subsidiary controlled, directly or indirectly, by the Issuer,

provided that, in the case of Conditions 10(b), (c), (f) and, in the case of Conditions 10(d) and (e) in relation to the Guarantor and any Principal Subsidiary only, the Trustee shall have certified in writing that such event is in its opinion materially prejudicial to the interests of the Noteholders.

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In these Conditions:

“Britvic Group” means Britannia Soft Drinks Limited and its Subsidiaries for the time being.

“Consolidated Gross Assets” means the consolidated fixed assets plus consolidated current assets of the Group.

“Consolidated Net Worth” means, as at any particular time, the aggregate of:

(a)     the amount paid up or credited as paid up on the issued share capital and share premium of the issuer; and

(b)     the amount standing to the credit of the consolidated reserves of the Group, less (but without double counting) any amount included in the above which is attributable to minority interests;

“EBITDA” means, in relation to any financial year, the total consolidated operating profit of the Group for that financial year:

(a)     before taking into account:

(i)     interest, tax, depreciation and amortisation; and

(ii)     all extraordinary and exceptional items; and

(b)     after deducting, to the extent included, amounts attributable to interests of third parties in members of the Group.

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit but excluding Project Finance Indebtedness;

“Principal Subsidiary” means, at anytime, any Subsidiary of the Issuer:

(a)     whose gross assets represent 5% or more of Consolidated Gross Assets or whose EBITDA represents 5% or more of consolidated EBITDA of the Group, in each case, as calculated by reference to the latest financial statements of such Subsidiary (which shall be audited if such statements are prepared by that Subsidiary) and the latest audited consolidated financial statements of the Group adjusted in such manner as two directors of the Issuer may determine (which determination shall be conclusive in the absence of manifest or proven error) (i) to reflect the gross assets and EBITDA of any person which has become or ceased to be a member of the Group since the end of the financial year to which the latest audited consolidated financial statements of the Group relate and (ii) so that for the purposes of this definition, the gross assets of the relevant Subsidiary shall be calculated on the same basis as Consolidated Gross Assets are calculated and/or, as the case may be, EBITDA of the relevant Subsidiary shall be calculated on the same basis as consolidated EBITDA for the Group and making such adjustments and eliminations as are required to show the same as the contribution of the relevant Subsidiary to Consolidated Gross Assets and/or, as the case may be, consolidated EBITDA of the Group; or

(b)     to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall cease to be a Principal Subsidiary and the transferee Subsidiary shall become a Principal Subsidiary under this sub-paragraph (b) upon the completion of such transfer, except that “Principal Subsidiary” shall for all purposes exclude any Subsidiary that is part of the Britvic Group.

A certificate addressed to the Trustee by two directors of the Issuer as to whether a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary at any time shall be conclusive in the absence of manifest error; and

“Subsidiary” means a subsidiary within the meaning of Section 736 of the Companies Act 1985.

For the purpose of Condition 10(a) only, “business day” means a day on which commercial banks are open for general business in London.

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11.	Meetings of Noteholders, Modifications and Waiver
(a)	Meetings of Noteholders
The Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. The quorum for any meeting convened to consider a resolution other than an Extraordinary Resolution shall be two or more persons holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding, and the quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the principal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Interest Rate, Instalment Amount or Redemption Amount is specified in the Pricing Supplement, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating the Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to take any steps that as specified in the Pricing Supplement may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, or (viii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than two-thirds or at any adjourned meeting not less than one third in principal amount of the Notes for the time being outstanding. Any resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The expression “Extraordinary Resolution” means a resolution passed at a meeting of Noteholders duly convened by a majority consisting of not less than three-quarters of the votes cast. All other resolutions shall be passed at a meeting of Noteholders duly convened by a clear majority of the votes cast.

The Trust Deed provides that a resolution in writing signed by, or on behalf of, the holders of not less than 90% in principal amount of Notes who for the time being are entitled to receive notice of a meeting shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of such Noteholders duly convened and held.

These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Pricing Supplement in relation to such Series.

(b)	Modification of the Trust Deed
The Trustee may, without the consent of the Noteholders or Couponholders, (i) agree to any modification of any of the provisions of the Trust Deed or these Conditions, the Notes or the Coupons that is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error or to comply with a mandatory provision of the laws of England, and (ii) agree to any other modification (except as mentioned in the Trust Deed), and waive or authorise any breach, continuing breach or proposed breach, of any of the provisions of the Trust Deed or these Conditions that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)	Substitution
The Issuer and the Guarantor may at any time require the substitution of (i) the Issuer’s Successor in Business (as defined in the Trust Deed), or (ii) any Subsidiary of the Issuer or its Successor in Business, or (iii) the Guarantor or its Successor in Business, or (iv) any Subsidiary of the Guarantor or its Successor in Business in place of the Issuer as principal debtor under the Notes, Coupons and Receipts or the Guarantor under the Trust Deed, or of any previously substituted company. Such substitution shall be subject to the provisions of the Trust Deed, including a provision that such substitution shall not be effected unless the Trustee shall have received confirmation in writing from Standard & Poor’s Agency, a Division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc and any other rating agency which, at the request of the Issuer or Guarantor, shall have assigned a credit rating to the Notes that such substitution and the circumstances pertaining to the substitution will not result in a downgrading of the then current credit rating assigned to the Notes by such rating agency.

(d)	Entitlement of the Trustee
In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or the Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

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12.	Replacement of Notes, Certificates, Receipts, Coupons and Talons
If a Note, Certificate, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange regulations, at the specified office of the Issuing and Paying Agent (in case of Bearer Notes, Receipts, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Certificates, Receipts, Coupons or further Coupons) and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes, Certificates, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.	Further Issues
The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

14.	Enforcement
At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of the Trust Deed, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by holders of at least one-quarter in principal amount of the Notes outstanding and (b) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed fails to do so within a reasonable time and such failure is continuing.

15.	Indemnification of Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer or the Guarantor and any entity related to the Issuer or the Guarantor without accounting for any profits.

16.	Notices
Notices to the holders of Registered Notes shall be mailed to them (or, in the case of joint holders, to the first named) at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

17.	Governing Law
The Trust Deed, the Notes, the Receipts, the Coupons and the Talons are governed by, and shall be construed in accordance with, English law.

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SCHEDULE 7

FORM OF COUPON

On the front:

INTERCONTINENTAL HOTELS GROUP PLC

DEBT ISSUANCE PROGRAMME

Series No. [ ]

[Title of issue]

Coupon for [[set out amount due if known the amount] due on [the Interest Payment Date falling in]1[ ].[ ].

[Coupon relating to Note in the principal amount of [ ]]2

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse hereof (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders); provided, however that such payment must be made outside the United States, but without prejudice to the provisions of Condition 6(c).

[If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]3

1	Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.

2	Only required for Coupons relating to Floating Rate or Variable Coupon Amount Notes that are issued in more than one denomination.

3	Delete if Coupons are not to become void upon early redemption of Note.

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[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]4

INTERCONTINENTAL HOTELS GROUP PLC

By:

[Cp. No.]	[Denomination]	[ISIN]	[Series]	[Certif. No.]

4	Only for coupons relating to Notes with a maturity of 365 days or more.

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On the back:

ISSUING AND PAYING AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3N 4DA

PAYING AGENT

HSBC Republic Bank (Jersey) Limited
1 Grenville Street
St. Helier
Jersey JE4 9PF

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SCHEDULE 8

FORM OF TALON

On the front:

INTERCONTINENTAL HOTELS GROUP PLC

DEBT ISSUANCE PROGRAMME

Series No. [ ]

[Title of issue]

Talon for further Coupons falling due on [the Interest Payment Dates falling in]1 [ ][ ].

[Talon relating to Note in the principal amount of [ ]]2

After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse hereof (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon.

If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

INTERCONTINENTAL HOTELS GROUP PLC

By:

[Talon No.]	[ISIN]	[Series]	[Certif. No.]

1	Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.

2	Only required where the Series comprises Notes of more than one denomination.

3	Only for Talons relating to Notes with a maturity of 365 days or more.

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On the back:

ISSUING AND PAYING AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3N 4DA

PAYING AGENT

HSBC Republic Bank (Jersey) Limited
1 Grenville Street
St. Helier
Jersey JE4 9PF

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SCHEDULE 9

FORM OF RECEIPT

INTERCONTINENTAL HOTELS GROUP PLC DEBT ISSUANCE PROGRAMME

Series No. [ ]

Receipt for the sum of [ ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt relates (the “Conditions”) on [ ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt relates (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it relates. If the Note to which this Receipt appertains shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The Issuer shall have no obligation in respect of this Receipt if it is presented without the Note to which it relates.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

INTERCONTINENTAL HOTELS GROUP PLC

By:

1	Only for Receipts relating to Notes with a maturity of 365 days or more.

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SCHEDULE 10

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1	The following expressions shall have the following meanings:

1.1	voting certificate means a certificate in the English language issued and dated by a Paying Agent in which it is stated:–

(a)
that on that date Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were deposited with such Paying Agent (or to its order at a bank or other depositary) and that such Notes will not be released until the earlier of:–

(i)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(ii)	the surrender of the certificate to the Paying Agent which issued it; and

(b)	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such certificate;

1.2	block voting instruction means a document in the English language issued by a Paying Agent and dated in which:–

(a)
it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with such Paying Agent (or to its order at a bank or other depositary) and that such Notes will not be released until the earlier of:–

(i)	the conclusion of the meeting specified in such document or any adjournment of it; and

(ii)
the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Note which is to be released to the Paying Agent which issued it and the notification of such surrender by such Paying Agent to the Issuer;

(b)
it is certified that each depositor of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the votes attributable to his Notes so deposited should be cast in a particular way in relation to the resolution(s) to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

(c)
the total number and the serial numbers of the Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

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(d)
any person named in such document (a proxy) is authorised and instructed by such Paying Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document.

2

2.1
A holder of a Bearer Note may obtain a voting certificate from a Paying Agent or require a Paying Agent to issue a block voting instruction by depositing his Note with such Paying Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes are released pursuant to paragraph 1 and until then the holder of any such voting certificate or, as the case may be, the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting or adjourned meeting or proposed adjourned meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

2.2
A holder of a Registered Note may by an instrument in writing (a form of proxy) in the form available from the specified office of any Transfer Agent in the English language signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Transfer Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

2.3
Any holder of a Registered Note which is a corporation may by delivering to any Transfer Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in the English language authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Noteholders.

2.4
Any proxy or representative appointed pursuant to 2.1 above or representative appointed pursuant to 2.2 above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

3
The Issuer and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth in principal amount of the Notes of any Series for the time being outstanding shall, convene a meeting of Noteholders of that Series. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve (such approval not to be unreasonably withheld or delayed).

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4
At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that Bearer Notes may be deposited with (or to the order of) any Paying Agent for the purpose of obtaining voting certificates or appointing proxies or representatives not later than 48 hours before the time fixed for the meeting and that the holders of Registered Notes may appoint proxies or representatives by executing and delivering a form of proxy or representative in the English language to the specified office of a Transfer Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in the English language of their directors or other governing body and by delivering a certified copy of such resolution to the Transfer Agent not later than 24 hours before the time fixed for the meeting.

5
A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6
At such meeting any two or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at a meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding Notes or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

7
If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other cases it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons so present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding.

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8
The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9
At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

11
At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12
If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14
The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or representative.

15
At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each principal amount equal to the minimum denomination of such Series of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative. Without prejudice to the obligations of proxies or representatives named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

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16	The proxy or representative named in any block voting instruction need not be a Noteholder.

17
Each block voting instruction shall be deposited at the registered office of the Issuer, or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy or representative named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall be produced by the proxy or representative at the meeting if required by the Trustee but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy or representative named in any such block voting instruction.

18
Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer or the, Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19
A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:–

19.1
to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or the Guarantor whether such rights shall arise under this Trust Deed or otherwise;

19.2
to sanction any proposal by the Issuer for the exchange or sale of the Notes for, or substitution for the Notes of, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, bonds, or other obligations or securities of the Issuer or any other body corporate formed or to be formed;

19.3	to assent to any modification of this Trust Deed, the Notes, Receipts, Coupons or Talons which shall be proposed by the Issuer or the Trustee;

19.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and give effect to any Extraordinary Resolution;

19.5	to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

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19.6
to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

19.7	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee; and

19.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.8, any of the proposals listed in Condition 10(a) or any amendment to this proviso.

20
A resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting, and upon all the Couponholders and each of the Noteholders and Couponholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21
The expression Extraordinary Resolution means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22
Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23
Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Noteholders (but after consultation with the Issuer) prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:–

23.1
so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

23.2
as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

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24
If and whenever the Issuer shall have issued and have outstanding any Notes which are not identical and do not form one single Series with the other Notes then in issue, then those Notes which are in all respects identical (including as to listing) shall be deemed to constitute a separate Series of the Notes and the foregoing provisions of this Schedule shall have effect subject to the following modifications:–

24.1
a resolution which in the opinion of the Trustee affects one Series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

24.2
a resolution which in the opinion of the Trustee affects more than one Series of the Notes but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

24.3
a resolution which in the opinion of the Trustee affects more than one Series of the Notes and gives or may give rise to a conflict of interest between the holders or the Notes of any of the Series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Notes of each Series so affected provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 15, each Noteholder shall have one vote in respect of each euro l ,000 principal amount of Notes held, converted, if such Notes are not denominated in euro, in accordance with Clause 15.2 (Extent of Discharge).

24.4
to all such meetings as aforesaid all the preceding provisions of this Schedule shall apply mutatis mutandis as though references therein to “Notes” and “Noteholders” were references to the Notes and Noteholders of the Series concerned.

25
A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes who for the time being are entitled to receive notice of a meeting shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of such Noteholders duly convened and held. Such resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the relevant Noteholders and the date of such resolution shall be the date of the latest such document.

26
“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

27
“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

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IN WITNESS WHEREOF this Trust Deed has been executed as a deed and delivered on the date stated at the beginning.

EXECUTED AS A DEED by	)
INTERCONTINENTAL HOTELS GROUP PLC	)
acting by	)

Director R. NORTH

Secretary R. WINTER

EXECUTED AS A DEED by	)
SIX CONTINENTS PLC	)
acting by	)

Director R. NORTH

Secretary R. WINTER

The COMMON SEAL of	)
HSBC TRUSTEE (C.I) LIMITED	)
was hereunto affixed in the	)
presence of:	)

Authorised Signatory I. GRAHAM

Authorised Signatory G. McENERY